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                                                                   Exhibit 23.01

                        CONSENT OF INDEPENDENT AUDITORS

   We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement on Form S-3 and related Prospectus of IDT Corporation for the registration of 174,344 shares of its common stock and to the incorporation by reference therein of our report dated September 28, 1998 with respect to the consolidated financial statements and schedule of IDT Corporation included in its Annual Report (Form 10-K), as amended, for the year ended July 31, 1998, filed with the Securities and Exchange Commission.

                                                /s/ Ernst & Young LLP
                                             __________________________________
                                                    Ernst & Young LLP

New York, New York
April 15, 1999